Exhibit 99.1

REDBOX SIGNS NEW MULTI-YEAR DISTRIBUTION DEAL WITH LIONSGATE

SANTA MONICA, Calif., and VANCOUVER, BC, October 28, 2014 — Redbox, America’s top destination for new release entertainment, and Lionsgate (NYSE: LGF), a premier next generation global content leader, have signed a new multi-year agreement to bring premier Blu-ray Disc™ and DVD titles to Redbox® kiosks the day of their retail home entertainment release.

“Our agreement with Lionsgate continues our track record of establishing win-win relationships with content producers,” said Mark Horak, president of Redbox. “We look forward to continuing to delight our customers with quality, new release content from Lionsgate.”

“We’re pleased to extend our long-standing partnership with Redbox,” said Lionsgate President of Home Entertainment Ron Schwartz. “We remain committed to expanding the choices and enriching the quality and excitement of the home entertainment experience for our consumers, and our Redbox relationship is an important part of this commitment.”

“Redbox is the market-leading distribution platform for new release content and we’ve established an impressive network of about 35 million consumers who rely on Redbox for the latest new release news on a weekly basis,” added Horak.

With nearly 775 million rental transactions in 2013, Redbox is a leading revenue stream for studios within the home entertainment window for new releases. As of June 30, 2014, Redbox’s digital marketing channels spanned more than 35 million email subscribers, 26 million app downloads and 5 million SMS subscribers.

ABOUT REDBOX

Redbox, an Outerwall Inc. (Nasdaq: OUTR) brand, offers new-release DVD, Blu-ray Disc® and video-game rentals through its network of conveniently located, self-service kiosks. Redbox has rented more than 3.7 billion discs and is available at about 35,000 locations, including leading grocery, drug and convenience stores, and select Walgreens, Walmart and McDonald’s locations. For more information, visit www.redbox.com and for more information about Outerwall Inc., visit www.outerwall.com.

ABOUT LIONSGATE

Lionsgate, home to The Hunger Games, Twilight and Divergent franchises, is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, new channel platforms and international distribution and sales.

Lionsgate currently has more than 30 television shows on over 20 different networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the broadcast network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed hit series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first two installments of The Hunger Games franchise, The Hunger Games and The Hunger Games: Catching Fire, the first installment of the Divergent franchise, Now You See Me, John Wick, Warm Bodies, The Possession, Sinister, Roadside Attractions’ A Most Wanted Man, Lionsgate/Codeblack Films’ Addicted and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate’s home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Redbox’s relationship with certain studios regarding content licensing arrangements. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Redbox or the studios, including those beyond Redbox’s control. Such risks and uncertainties include, but are not limited to, the early termination or renegotiation on materially adverse terms of the agreements and failure to abide by the terms and requirements of those agreements. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including Redbox’s relationship with studios, please review “Risk Factors” described in Outerwall’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall’s expectations as of the date hereof. Outerwall undertakes no obligation to update the information provided herein.